                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-39824), Form S-8 (No. 333-50454), Form S-8 (No.
333-59460), Form S-8 (No. 333-60386), Form S-8 (No. 333-63823), Form S-8 (No.
333-94389), Form S-3 Amendment No. 1 (No. 333-45388), and Form S-3 Amendment No. 1 (No. 333-43380) of Leap Wireless International, Inc. of our report dated April 15, 2003 relating to the consolidated financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
San Diego, California
April 15, 2003